Exhibit 32.2

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Killbuck Bancshares, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence Cardinal, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934,; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Lawrence Cardinal

Lawrence Cardinal
Chief Financial Officer
August 11, 2010

A signed original of this written statement required by Section 906 has been provided to Killbuck Bancshares, Inc. and will be retained by Killbuck Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.